SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 14, 2002

                              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

     Delaware                                                1-11596                                  58-1954497
 (State or other                                       (Commission File                        (IRS Employer
jurisdiction of                                         Number)                                    Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                                          32653
 (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

                                                             Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 14, 2002, the Company held a special meeting of shareholders (the "Meeting"). At the meeting, of the 34,178,562 shares of common stock outstanding on the record date, 23,265,531 (or 68.1%) were represented. At the Meeting, the holders of the Company's common stock approved (a) by 97.5% of the common stock voted, an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the Company's authorized shares of common stock, par value $.001 per share, from 50,000,000 to 75,000,000, and (b) by 97.3% of the common stock voted, the future issuance of up to 4,397,566 shares of the Company's common stock upon exercise of the warrants issued by the Company in connection with the Company's private placement completed on July 30, 2001 (the "Offering"). The warrants issued in the Offering have a term of five years and an exercise price of $1.75 per share of common stock. The aggregate number of shares issuable upon exercise of the warrants is subject to certain anti-dilution provisions. A complete description of the items approved by the Company's shareholders is included in the Definitive Proxy Statement filed with the Securities and Exchange Commission by the Company on May 9, 2002.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        PERMA-FIX ENVIRONMENTAL
                                                                        SERVICES, INC.

                                                                        By:        /s/ Richard T. Kelecy
                                                                              Richard T. Kelecy
                                                                              Chief Financial Officer

Dated:  June 19, 2002

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